Exhibit 99.1
AT THE COMPANY:
Investor Relations
E-mail: invrel@elcom.com
For Immediate Release
ELCOM INTERNATIONAL, INC. REPORTS
SECOND QUARTER 2006 OPERATING RESULTS
NORWOOD, MA, August 4, 2006 — Elcom International, Inc. (OTCBB: ELCO and AIM: ELC and ELCS), today announced operating results for its second quarter ended June 30, 2006.
Financial Summary Table (Unaudited)
(in thousands, except per share amounts)

	Quarter Ended			Six Months Ended
	June 30,			June 30,
	2006		2005	2006	2005

Net revenues		$881	$764	$1,774	$1,377
Gross profit		695	652	1,451	1,149
Operating loss		(1,166)	(885)	(2,279)	(1,960)

Net loss		$(1,167)	$(958)	$(2,246)	$(2,094)

Basic and diluted net loss per share	$	(—)	$(0.01)	$(0.01)	$(0.03)

Basic and diluted weighted average common shares outstanding		402,080	61,282	401,049	61,282

The above table, the following description and the appended condensed consolidated financial information should be read in conjunction with the Risk Factors and other information contained in the Company’s Forms 10-QSB for the periods ended March 31, and June 30, 2006 and 2005 Annual Report on Form 10-KSB, as amended.
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10 Oceana Way — Norwood, MA 02062 — voice (781) 501-4333 — fax (781) 762-1540

Elcom International, Inc. Reports Second Quarter 2006 Operating Results

Quarter ended June 30, 2006 compared to the quarter ended June 30, 2005.
     Net Revenues. Net revenues for the quarter ended June 30, 2006 increased to $881,000, from $764,000 in the same period of 2005, an increase of $117,000, or 15%. License, hosting services and other fees increased from $484,000 in the 2005 quarter to $877,000 in the 2006 quarter, an increase of $393,000, or 81%. This increase is primarily due to $245,000 in non-recurring eMarketplace agent fees related to a terminated agreement, as well as an increase in the level of customers in the eProcurement Scotland Program. License, hosting services and other fees include license fees, hosting services fees, test system fees, supplier fees, usage fees, and eMarketplace agent and affiliate fees. Professional services fees decreased by $276,000, to $4,000 in the 2006 quarter, from $280,000 in the 2005 quarter, reflecting a decrease in eProcurement Scotland client implementations, from two in the second quarter of 2005 to none in the second quarter of 2006. In addition, revenues recorded in the second quarter of 2005 include certain non-recurring professional services revenues for projects completed in 2005. During the second quarter of 2006, much of the Company’s technical staff was focused on research and development activities, including completing a new version of the Company’s PECOS software system (which was released on June 30, 2006), and therefore the time available for other professional services projects was limited. While the Company anticipates that professional services revenues will increase in future quarters, the accounting for professional implementation and development services revenues related to the Zanzibar eMarketplace will be accreted to revenue over the remaining term of the contract (which expires in July of 2010, subject to client renewal) which will minimize the impact of these revenues on reported earnings. Deferred revenue includes $65,000 related to the Zanzibar eMarketplace, the bulk of which relates to implementation services that are ongoing as of June 30, 2006. The Company anticipates that it will begin accreting professional services revenues related to the Zanzibar eMarketplace implementation services in the third quarter of 2006.
     Gross Profit. Gross profit for the quarter ended June 30, 2006 increased to $695,000 from $652,000 in the comparable 2005 quarterly period, an increase of $43,000, or 7%. This increase is primarily a result of the higher level of non-recurring eMarketplace agent fees related to a terminated agreement recorded in the second quarter of 2006 as described above, versus revenues recorded in the second quarter of 2005. The level of gross profit recorded in the second quarter of 2006 is reduced by the costs of professional services incurred in support of the Zanzibar eMarketplace as well as the costs associated with certain other client technical software system modification projects. The Company currently expenses these costs because it can not be assured its efforts will meet the specific client requirements, and only records the professional services revenues when the client requirements and all revenue recognition requirements are met.
     Selling, General and Administrative Expenses. Selling, general and administrative (“SG&A”) expenses for the quarter ended June 30, 2006 were $1,595,000 compared to $1,316,000 in the second quarter of 2005, an increase of $279,000, or 21%. Because of the cash constraints experienced by the Company over the last several years, Elcom has operated with as few personnel as possible, and certain of its personnel have been compensated at below market rates. In order to address staffing requirements related to its increasing level of business activity, the Company engaged third party contractors during late 2005 and through the beginning of the second quarter of 2006, and began to hire additional personnel in April 2006. The Company’s headcount (full and part-time) has increased by eight, from 36 at June 30, 2005 to 44 at June 30, 2006, and the Company expects headcount to increase in the next several quarters. In addition, the Company also has provided and plans to provide raises to certain personnel whose compensation has been or is below the market rate. Therefore, Elcom anticipates that its SG&A expenses will also increase in future quarters. Accordingly, in addition to the increases in cost of revenues and research and development expense (which are generally comprised of personnel and third party contractor costs), the Company’s personnel costs increased $155,000 in the second quarter of 2006 as compared to the second quarter of 2005, and increased $76,000 over the amounts recorded in the first quarter of 2006. Personnel expenses recorded in the second quarter of 2006 include $62,000 of stock option expense related to the initial implementation of Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payments (“SFAS 123R”), which requires the expensing of stock based compensation (stock options), which was not required in the second quarter of 2005. In addition to the increase in personnel expenses, the primary reasons for the increase in SG&A expenses in the second quarter of 2006 as compared to the second quarter of 2005 relate to additional software licensing, computer supplies and other computer infrastructure expenses related to the Company’s growing business, as well as increases in insurance and legal expenses related to the change in control of the Company. Increases in travel and marketing expenses in the second quarter of 2006 as compared to the second quarter of 2005, were generally offset by a reduction in facilities expenses in the second quarter of 2006 as compared to the second quarter of 2005, as the Company renegotiated its headquarters lease in the first quarter of 2006.
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10 Oceana Way — Norwood, MA 02062 — voice (781) 501-4333 — fax (781) 762-1540

Elcom International, Inc. Reports Second Quarter 2006 Operating Results

     Research and Development Expense. Research and development expense for the quarters ended June 30, 2006 and 2005 were $266,000 and $221,000, respectively, reflecting an increase in the 2006 quarter of $45,000 over the expense recorded in the second quarter of 2005. The expense in the 2006 quarter primarily relates to ongoing work associated with improving the data interchange and inbound interface capabilities of the Company’s PECOS technology, as well as an increased level of work in the second quarter of 2006 as compared to the second quarter of 2005, on a variety of other internal enhancements incorporated in a new version of the Company’s software system released on June 30, 2006. The increase in research and development expense in the second quarter of 2006, as compared to the second quarter of 2005, is due to the increased level of development activity as noted above, as well as approximately $14,000 of third party consulting expense and $18,000 of stock-based compensation expense reflected in the second quarter of 2006, while in the second quarter of 2005 all expenses were internal and stock-based compensation expense was not recorded. Research and development expense for the quarter ended March 31, 2006 was $330,000, which declined to $266,000 in the second quarter of 2006, reflecting accomplishment of various development activities related to the Zanzibar eMarketplace in the first quarter of 2006. Accordingly, the Company anticipates that research and development expense will moderate further in 2006.
     Operating Loss. The Company reported an operating loss of $1,166,000 for the quarter ended June 30, 2006 compared to a loss of $885,000 reported in the comparable quarter of 2005, an increase of $281,000 in the loss reported. This increased operating loss in the second quarter of 2006 compared to the same quarter in 2005 was primarily due to the increase in SG&A expenses and research and development expenses in 2006, net of the increase in recorded gross profit.
     Interest and Other Income (Expense), Net. Interest income and other income (expense), net for the quarter ended June 30, 2006 was income of $5,000 versus income of $1,000 in the second quarter of 2005. The increase in income, net in 2006 is primarily related to interest income earned on the funds raised in December of 2005.
     Interest Expense. Interest expense for the quarter ended June 30, 2006 was $6,000, compared to $74,000 in the same period of 2005. The second quarter 2006 interest expense reflects interest primarily related to capitalized leases, while the second quarter 2005 second quarter expense primarily reflects interest on the Company’s Convertible Debentures, and amortization of the related conversion discount. The Debentures converted into Company common stock in December of 2005.
     Net Loss. The Company’s net loss for the quarter ended June 30, 2006 was $1,167,000, an increase in the loss of $209,000 from the loss recorded in the second quarter 2005 of $958,000, as a result of the factors discussed above.
Six months ended June 30, 2006 compared to the six months ended June 30, 2005.
     Net Revenues. Net revenues for the six months ended June 30, 2006 increased to $1,774,000, from $1,377,000 in the same period of 2005, an increase of $397,000, or 29%. License, hosting services and other fees increased from $979,000 in the first half of 2005, to $1,436,000 in the first half of 2006, an increase of $457,000, or 47%. This increase is primarily due to $245,000 in non-recurring eMarketplace agent fees related to a terminated agreement, as well as an increase in the level of customers using the eProcurement Scotland software system. License, hosting services and other fees include license fees, hosting services fees, test system fees, supplier fees, usage fees, and eMarketplace agent and affiliate fees. Professional services fees decreased by $60,000, to $338,000 in the first half of 2006, from $398,000 in the first half of 2005, reflecting a decrease in professional services revenues related to projects completed in 2005. During the second quarter of 2006, much of the Company’s technical staff was focused on completing a new version of the Company’s PECOS software system (which was released on June 30, 2006), and therefore the time available for other professional services projects was limited. Professional services revenues reflect implementation fees for six eProcurement Scotland clients that went live in the first half of 2005, and professional services revenues in the first six months of 2006 reflect implementation fees for six additional eProcurement Scotland clients that went live in the first half of 2006.
     Gross Profit. Gross profit for the six months ended June 30, 2006 increased to $1,451,000 from $1,149,000 in the comparable 2005 six month period, an increase of $302,000, or 26%. This increase is primarily a result of the higher level of non-recurring eMarketplace agent fees related to a terminated agreement recorded in the second quarter of 2006 as described above, versus revenues recorded in the first half of 2005. The level of gross profit recorded in the first half of 2006 is reduced by the costs of professional services incurred in support of the Zanzibar eMarketplace as well as the costs associated with certain client technical software system modification projects. The Company currently expenses these costs because it can not be assured its efforts will meet the specific client requirements, and only records the professional services revenues when the client requirements and all revenue recognition requirements are met.
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10 Oceana Way — Norwood, MA 02062 — voice (781) 501-4333 — fax (781) 762-1540

Elcom International, Inc. Reports Second Quarter 2006 Operating Results

     Selling, General and Administrative Expenses. SG&A expenses for the six months ended June 30, 2006 were $3,134,000 compared to $2,768,000 in the first six months of 2005, an increase of $366,000, or 13%. Because of the cash constraints experienced by the Company over the last several years, Elcom has operated with as few personnel as possible, and certain of its personnel have been compensated at below market rates. In order to address staffing requirements related to its increasing level of business activity, the Company engaged third party contractors during late 2005 and through the beginning of the second quarter of 2006, and began to hire additional personnel in April 2006. The Company’s headcount (full and part-time) has increased by eight, from 36 at June 30, 2005 to 44 at June 30, 2006, and the Company expects headcount to increase in the next several quarters. In addition, the Company also has provided and plans to provide raises to certain personnel whose compensation has been or is below the market rate. Therefore, Elcom anticipates that its SG&A expenses will also increase in future quarters. Accordingly, in addition to the increases in cost of revenues and research and development expense (which are generally comprised of personnel and third party contractor costs), the Company’s personnel costs increased $125,000 in the first six months of 2006 as compared to the first half of 2005, primarily due to $114,000 of stock option expense recorded in the first half of 2006, related to the initial implementation of SFAS 123R which requires the expensing of stock based compensation (stock options), which was not required in the first half of 2005. In addition to the increase in personnel expenses, the primary reasons for the increase in SG&A expenses in the first six months of 2006, as compared to the first half of 2005, relate to additional software licensing, computer supplies and other computer infrastructure expenses related to the Company’s growing business, as well as increases in insurance and legal expenses related to the change in control of the Company. Increases in travel and marketing expenses in the first half of 2006 as compared to the first six months of 2005, were generally offset by both a reduction in facilities expense the first half of 2006 as compared to the first six months of 2005, as the Company renegotiated its headquarters lease in the first quarter of 2006, as well as a reduction in depreciation and amortization expense the first half of 2006 as compared to the first six months of 2005, as many Company assets are fully depreciated. Due to the acquisition of various equipment and software in the first half of 2006, the Company anticipates that depreciation and amortization expense will increase in future periods.
     Research and Development Expense. Research and development expense for the six months ended June 30, 2006 and 2005 were $596,000 and $341,000, respectively, reflecting an increase in the first half of 2006 of $255,000 over the expense recorded in the first half of 2005. The increase in expense in the first half of 2006, compared to the same six month period in 2005, was due primarily to an increased level of work commenced in late 2005, related to new software for supplier directories, marketplace portals, client sign on, request for quotation module, interfaces to other software, as well as enhancements to improve the data interchange, and inbound interface capabilities, and a variety of other internal enhancements incorporated in a new version of the Company’s PECOS software system released on June 30, 2006. Certain of these items were completed in the first quarter of 2006, and are primarily related to the Zanzibar eMarketplace, but will also be included in Elcom’s offerings to other customers and potential customers. In the first half of 2006, research and development expense included approximately $114,000 of third party consulting expense and $35,000 of stock-based compensation expense, while in the first six months of 2005 all expenses were internal and stock-based compensation expense was not recorded.
     Operating Loss. The Company reported an operating loss of $2,279,000 for the six months ended June 30, 2006, compared to a loss of $1,960,000 reported in the first half of 2005, an increase of $319,000 in the loss reported. This increased operating loss in the first half of 2006 compared to the same period of 2005 was primarily due to the increase in SG&A expenses and research and development expenses in 2006, net of the increase in recorded gross profit.
     Interest and Other Income (Expense), Net. Interest income and other income (expense), net for the first six months of 2006 was income, net of $46,000 versus a net nil balance in the first half of 2005. The increase in income, net in 2006 is primarily related to interest income earned on the funds raised in December of 2005.
     Interest Expense. Interest expense for the six months ended June 30, 2006 was $13,000, compared to $134,000 in the same period of 2005. The expense for the first half of 2006 reflects interest primarily related to capitalized leases, while the expense for the first half 2005 primarily reflects interest on the Company’s Convertible Debentures, and amortization of the related conversion discount. The Debentures converted into Company common stock in December of 2005.
     Net Loss. The Company’s net loss for the six months ended June 30, 2006 was $2,246,000, an increase in the loss of $152,000 from the loss recorded in the six months of 2005 of $2,094,000, as a result of the factors discussed above.
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10 Oceana Way — Norwood, MA 02062 — voice (781) 501-4333 — fax (781) 762-1540

Elcom International, Inc. Reports Second Quarter 2006 Operating Results

Liquidity and Capital Resources
     Net cash used in operating activities for the six months ended June 30, 2006 was $2,313,000, which is attributable primarily to the Company’s net loss of $2,246,000, together with an increase of $105,000 in prepaid expenses and decreases in accounts payable and accrued expenses totaling $832,000, which uses were partly offset by a decrease in accounts receivable and an increase in deferred revenues totaling $535,000 and non-cash depreciation, amortization and stock based compensation expenses aggregating $352,000.
     Net cash used in operating activities for the six months ended June 30, 2005 was $264,000, which is attributable primarily to the Company’s net loss of $2,094,000, together with an increase in prepaid expenses of $106,000, which uses were largely offset by a reduction in accounts receivable and an increase in accounts payable, deferred revenue and accrued liabilities totaling $1,477,000 and depreciation, amortization and non-cash rent expenses of $450,000. In general, the increase in accounts payable and accrued liabilities in the first half of 2005 is a reflection of the Company’s weak balance sheet and liquidity as of June 30, 2005, while the increase in deferred revenue at June 30, 2005 resulted primarily from certain customer advance payments made to augment the Company’s liquidity.
     In the U.K., the Company has a small overdraft facility with its bank, which allows for short-term overdrafts. The largest overdraft in the first half of 2005 was approximately $18,000. The facility is an informal arrangement, secured by a pledge of U.K. assets. There was no overdraft position during the first half of 2006.
     The Company’s principal commitments consist of a lease on its headquarters office facility, capital lease obligations and a long-term software license payable. The Company will also require ongoing investments in research and development, and equipment and software in order to further increase operating revenues and meet the requirements of its customers.
     On December 20, 2005 the Company agreed to issue a total of 298,582,044 shares of common stock to investors in the U.K. and listed the shares on the AIM Exchange. Elcom raised a total of $7.9 million, with net proceeds to the Company of $7.7 million. Of the total raised, approximately $547,000 represented the conversion of non-U.S. investor loans and related accrued interest. The funds derived from the 2005 issuance of common stock on the AIM Exchange are being used to support the Company’s working capital requirements until the Company achieves positive cash flow, which management anticipates achieving in 2007.
Risk Factors Relating to Liquidity
     The Company’s consolidated financial statements as of June 30, 2006 have been prepared under the assumption that the Company will continue as a going concern for the year ending December 31, 2006. The Company’s independent registered public accounting firm, Vitale, Caturano & Company, Ltd., has issued a report dated March 6, 2006 that included an explanatory paragraph referring to the Company’s significant operating losses and expressing substantial doubt in Elcom’s ability to continue as a going concern, without generating incremental, ongoing operating revenues or, if required, additional capital becoming available. The Company’s ability to continue as a going concern is currently primarily dependent upon its ability to grow revenue, and attain further operating efficiencies. If the Company is unable to generate incremental, ongoing operating revenues before the end of 2006, it will require additional capital investment or debt financing in order to continue operations. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
     As of June 30, 2006, the Company had approximately $2.6 million of cash and cash equivalents, and has used $2.3 million of cash in operating activities in the first six months of 2006. The Company has incurred $8.1 million of cumulative net losses for the eighteen-month period ended June 30, 2006. As a result of funds raised via common stock issuances at the end of fiscal 2005, the Company has substantially improved its financial position from June 30, 2005. The Company believes it has sufficient liquidity to fund operations through the end of 2006, however, it anticipates that it will incur a loss in fiscal 2006, and will require additional operating revenues in order to achieve profitable operations. The Company is currently seeking to arrange a credit facility to enable the Company to borrow additional working capital, if required. There can be no assurance the Company will be successful in arranging such a facility, or if successful, what the terms of such a facility might be.
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10 Oceana Way — Norwood, MA 02062 — voice (781) 501-4333 — fax (781) 762-1540

Elcom International, Inc. Reports Second Quarter 2006 Operating Results

Factors Affecting Future Performance
     A significant portion of the Company’s revenues are from hosting services and associated fees received from Capgemini under a back-to-back contract between Elcom and Capgemini which essentially mirrors the primary agreement between Capgemini and the Scottish Executive, executed in November 2001. Future revenue under this arrangement is contingent on the following significant factors: the rate of adoption of the Company’s ePurchasing software system by Public Entities associated with the Scottish Executive; renewal by existing Public Entity clients associated with the Scottish Executive of their rights to use the ePurchasing software system; the procurement of additional services from the Company by Public Entities associated with the Scottish Executive; Capgemini’s relationship with the Scottish Executive; their compliance with the terms and conditions of their agreement with the Scottish Executive; and the ability of the Company to perform under its agreement with Capgemini.
     In addition, the Company intends to continue to commit resources to provide the eProcurement and eMarketplace components of the Zanzibar eMarketplace for public sector organizations in the U.K. under its agreements with PASSL and PA. Future revenue under this arrangement is contingent primarily on the timing and rate of adoption by U.K. Public Entities of the Zanzibar eMarketplace, as well as the timing and level of costs incurred to develop the required infrastructure to support the architecture of the Zanzibar eMarketplace, stage one (of three stages) of which was accepted in February 2006, and the ability of the consortium, as a whole, to operate on a profitable basis.
     If further business fails to develop under the Capgemini agreement or if the Zanzibar eMarketplace does not attract a profitable level of clients, or if the U.S. eMarketplaces do not expand as expected, or if the Company is unable to perform under any of these agreements, it would have a material adverse affect on the Company’s future financial results.
Outlook
     As evidenced by the level of SG&A expenses, research and development expenses, and cost of revenues, the Company’s expenditures in 2006 have begun to increase as compared to 2005 in order to more properly staff the Company to address the increased level of its business. The Company’s expects that its expenses will continue to increase, although at a moderating rate, as described above. Accordingly, the Company expects that its operating loss will continue through 2006. Improvements in revenues and operating results from operations in future periods will not occur without the Company being able to generate incremental, ongoing operating revenues from existing and new clients. The Company believes it has sufficient liquidity to fund operations through the end of 2006; however, it anticipates that it will incur a loss in fiscal 2006, and will require additional, ongoing operating revenues in order to achieve profitable operations. If the Company is unable to generate incremental, ongoing operating revenues before the end of 2006, it will require additional capital investment or debt financing in order to continue operations. The Company can make no assurance that it will be able to raise additional capital or arrange a credit facility in the event its capital resources are exhausted.
STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT
     Except for the historical information contained herein, the matters discussed in press release could include forward-looking statements or information. All statements, other than statements of historical fact, including, without limitation, those with respect to the Company’s objectives, plans and strategies set forth herein and those preceded by or that include the words “believes,” “expects,” “targets,” “intends,” “anticipates,” “plans,” or similar expressions, are forward-looking statements. Although the Company believes that such forward-looking statements are reasonable, it can give no assurance that the Company’s expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties which could cause the Company’s future results to differ materially from those anticipated, including: (i) the necessity for the Company to control its expenses as well as to generate incremental, ongoing operating revenues and whether this objective can be met given the overall marketplace and clients’ acceptance and usage of eCommerce software systems, eProcurement and eMarketplace solutions including corporate demand therefor, the impact of competitive technologies, products and pricing, particularly given the substantially larger size and scale of certain competitors and potential competitors;; (ii) the consequent results of operations given the aforementioned factors; and (iii) the necessity of the Company to achieve profitable operations within the constraints of its existing resources, and if it can not, the availability of incremental capital funding to the Company, particularly in light of the audit opinion from the Company’s independent registered public accounting
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10 Oceana Way — Norwood, MA 02062 — voice (781) 501-4333 — fax (781) 762-1540

Elcom International, Inc. Reports Second Quarter 2006 Operating Results

firm in the Company’s 2005 Annual Report on Form 10-KSB, as amended, and other risks detailed from time to time in its March 31 and June 30, 2006 Quarterly Reports on Form 10-QSB and in its other SEC reports and statements, including particularly the Company’s “Risk Factors” contained in the prospectus included as part of the Company’s Registration Statement on Form S-3 filed on June 21, 2002. The Company assumes no obligation to update any of the information contained or referenced in this press release.
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10 Oceana Way — Norwood, MA 02062 — voice (781) 501-4333 — fax (781) 762-1540

Elcom International, Inc. Reports Second Quarter 2006 Operating Results

The financial data set forth below should be read in conjunction with the Consolidated Financial Statements and other disclosures contained in the Company’s 2005 Annual Report on Form 10-K, as amended and Forms 10-QSB for the periods ended March 31, and June 30, 2006.
ELCOM INTERNATIONAL, INC.
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30,	December 31,
	2006	2005
	(unaudited)

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,607	$6,399

Accounts receivable:
Trade	428	548
Less-Allowance for doubtful accounts	47	45

Accounts receivable, net	381	503

Prepaid expenses and other current assets	224	119

Total current assets	3,212	7,021

PROPERTY, EQUIPMENT AND SOFTWARE, AT COST:
Computer hardware and software	21,177	20,675
Furniture, equipment and leasehold improvements	3,088	3,088

	24,265	23,763
Less — Accumulated depreciation and amortization	23,215	23,020

	1,050	743

OTHER ASSETS	14	10

Total assets	$4,276	$7,774

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of capital lease obligations	$94	$27
Related party convertible loan payable	—	120
Convertible loans payable	—	1,179
Accounts payable	450	547
Deferred revenue	958	545
Related party accrued salary, bonuses and interest	1,031	1,121
Accrued expenses and other current liabilities	1,629	2,525
Current liabilities of discontinued operations	45	62

Total current liabilities	4,207	6,126

CAPITAL LEASE OBLIGATIONS, NET OF CURRENT PORTION	162	—
OTHER LONG TERM LIABILITY	357	423

Total liabilities	4,726	6,549

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock, $.01 par value; Authorized — 10,000,000 shares — Issued and outstanding — none	—	—
Common stock, $.01 par value; Authorized — 500,000,000 shares — Issued — 402,611,152 and 399,152,859 shares	4,026	3,992
Additional paid-in capital	125,647	125,263
Accumulated deficit	(124,729)	(122,483)
Treasury stock, at cost — 530,709 shares	(4,712)	(4,712)
Accumulated other comprehensive loss	(682)	(835)

Total stockholders’ equity (deficit)	(450)	1,225

	$4,276	$7,774

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10 Oceana Way — Norwood, MA 02062 — voice (781) 501-4333 — fax (781) 762-1540

Elcom International, Inc. Reports Second Quarter 2006 Operating Results

ELCOM INTERNATIONAL, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
AND OTHER COMPREHENSIVE INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2006		2005	2006	2005

Net Revenues:
License, hosting services and other fees		$877	$484	$1,436	$979
Professional services		4	280	338	398

Total net revenues		881	764	1,774	1,377

Cost of revenues		186	112	323	228

Gross profit		695	652	1,451	1,149

Operating Expenses:
Selling, general and administrative		1,595	1,316	3,134	2,768
Research and development		266	221	596	341

Total operating expenses		1,861	1,537	3,730	3,109

Operating loss		(1,166)	(885)	(2,279)	(1,960)

Interest and other income (expense), net		5	1	46	—
Interest expense		(6)	(74)	(13)	(134)

Net loss before income taxes		(1,167)	(958)	(2,246)	(2,094)
Income taxes		—	—	—	—

Net loss		(1,167)	(958)	(2,246)	(2,094)

Other comprehensive income, net of tax		129	17	153	25

Comprehensive loss		$(1,038)	$(941)	$(2,093)	$(2,069)

Basic and diluted net loss per share	$	(—)	$(0.01)	$(0.01)	$(0.03)

Weighted average number of basic and diluted shares outstanding		402,080	61,282	401,049	61,282

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10 Oceana Way — Norwood, MA 02062 — voice (781) 501-4333 — fax (781) 762-1540

Elcom International, Inc. Reports Second Quarter 2006 Operating Results

ELCOM INTERNATIONAL, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended
	June 30,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,246)	$(2,094)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	184	253
Stock based compensation	168	—
Deferred rent expense	—	197
Provisions for doubtful accounts receivable		1
Changes in current assets and liabilities:
Accounts receivable, net	122	182
Prepaid expenses and other current assets	(105)	(106)
Accounts payable	(97)	151
Deferred revenue	413	193
Accrued expenses and other current liabilities	(735)	951

Net cash used in continuing operating activities	(2,296)	(272)
Net cash (used in) provided by discontinued operations	(17)	8

Net cash used in operating activities	(2,313)	(264)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, equipment and software	(225)	—
Change in other assets	(4)	(21)

Net cash used in investing activities	(229)	(21)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loans payable	—	200
Repayments of loans payable	(1,299)	—
Repayments of capital lease obligations	(38)	(15)
Decrease in other long term liability	(66)	(60)

Net cash provided by (used in) financing activities	(1,403)	125

FOREIGN EXCHANGE EFFECT ON CASH	153	25

NET DECREASE IN CASH AND CASH EQUIVALENTS	(3,792)	(135)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	6,399	390

CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,607	$255

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$28	$3

Income taxes paid	$—	$—

Issuance of common stock in satisfaction of deferred rent	$250	$—

Acquisition of equipment under capital leases	$267	$—

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